Exhibit 4.1

SPECIMEN [CLASS A][CLASS B][CLASS C] COMMON STOCK CERTIFICATE

NUMBER	SHARES
BRC INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
[CLASS A][CLASS B][CLASS C] COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS
CUSIP [●]

This Certifies that    is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF [CLASS A][CLASS B][CLASS C] COMMON STOCK PAR VALUE OF
US$0.0001 EACH OF BRC INC., A PUBLIC BENEFIT CORPORATION (THE “CORPORATION”)

subject to the Corporation’s amended and restated certificate of incorporation, as the same may be amended from time to time, and transferable on the books of the Corporation in person or by a duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	General Counsel and Corporate Secretary

BRC INC.

A public benefit corporation under Subchapter XV of the General Corporation Law of the State of Delaware

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Corporation’s amended and restated certificate of incorporation, as the same may be amended from time to time, and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
Shares of common stock represented by the within Certificate, and does hereby irrevocably constitute and appoint
Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

Stockholder
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR ANY SUCCESSOR RULE).

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